Exhibit 10.5

May 24, 2017

To the Board of Directors of Capitol Investment Corp. V

Dear Sirs:

The undersigned hereby offers to purchase an aggregate of 2,875,000 Class B ordinary shares (“Shares”) of Capitol Investment Corp. V (“Company”) for an aggregate purchase price, and total consideration, of US$16,666.67.

The undersigned represents and warrants that it has been advised that the Shares have not been registered under the United States Securities Act of 1933, as amended (“Securities Act”); that it is acquiring the Shares for its account for investment purposes only; that it has no present intention of selling or otherwise disposing of the Shares in violation of the securities laws of the United States; that it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act; and that it is familiar with the proposed business, management, financial condition and affairs of the Company.

This letter agreement shall be governed by the laws of the Cayman Islands.

Very truly yours,

CAPITOL ACQUISITION MANAGEMENT V LLC

By:	/s/ Mark D. Ein
Name: Mark D. Ein
Title: Chief Executive Officer

Accepted and Agreed:

CAPITOL INVESTMENT CORP. V

By:	/s/ L. Dyson Dryden
Name: L. Dyson Dryden
Title: President